UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 14, 2023

HUMBL, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-31267	27-1296318
(State of other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

600 B Street
Suite 300
San Diego, CA	92101
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (786) 738-9012

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	HMBL	OTC Pink

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On July 14, 2023, HUMBL, Inc. (“HUMBL”) entered into a Settlement Agreement and Mutual Release dated July 14, 2023 (the “Settlement Agreement”) with BizSecure, Inc. (“BizSecure”), Alfonso Arana, Alfonso Rodriguez-Arana and Clement Danish to resolve matters arising under the Asset Purchase Agreement dated February 12, 2022 between HUMBL and BizSecure in which HUMBL purchased the assets of BizSecure. Under the terms of the Settlement Agreement, HUMBL agreed as follows: (i) within three (3) business days of the execution date, HUMBL will issue and deliver 127,000,000 restricted shares of its common stock (the “Shares”) that HUMBL will register on SEC Form S-1 within 60 calendar days of the execution date of the Settlement Agreement; (ii) if, prior to and including the effective date of the Form S-1, and through the end of the 12th month following such effective date, the value per Share falls below $0.0030, then HUMBL shall file an amendment to the initial Form S-1 filing to increase the number of Shares issued to BizSecure and the aggregate offering price of the Shares being registered (“|the “Registered Shares”), reflecting the public market value of the Shares within three (3) business days of the execution date, but in no event shall the Shares be valued less than $0.0030 per share; (iii) if HUMBL fails to register the Shares, then HUMBL agrees to immediately pay BizSecure the cash equivalent of the public market value of the Shares based on (a) the value of the price of HUMBL’s common stock on the day HUMBL was obligated to register the Shares, multiplied by 127,000,000 or (b) $0.0030 multiplied by 127,000,000 whichever is higher; (iv) the public market value of the Shares on the execution date shall be equal to the number of Shares multiplied by $.0032 (the “Share Value”); (v) on the last day of the first year following the execution date (the “Anniversary Date”), the Share Value shall be no less than the per share value of the Shares on the Anniversary Date based on the closing price of the Registered Shares on the Anniversary Date (the “Anniversary Value”) (as may be adjusted pursuant to any reverse split). To the extent the Anniversary Value is lower than the Share Value, which in no event will be less than $0.0030, HUMBL will register and issue and deliver additional shares to BizSecure equal to the amount necessary for the public market value of the total number of Shares issued to the Stockholders in accordance with this Agreement to equal the Anniversary Value; and (vi) HUMBL will transfer ownership of and title to the Vibe Board Pro 75 to BizSecure. The parties also agreed to a mutual release of claims.

HUMBL also agreed to make certain changes to the Asset Purchase Agreement and the Confidential Information, Invention Assignment, and Arbitration Agreements signed by Alfonso Rodriguez-Arana and Clement Danish to allow BizSecure to conduct its former business that it sold to HUMBL under the terms of the Asset Purchase Agreement.

The foregoing description of the Settlement Agreement does not purport to be complete and is qualified in its entirety by reference to the Settlement Agreement which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

Exhibits

10.1	Settlement Agreement and Mutual Release dated July 14, 2023 Among HUMBL, BizSecure, Inc., Alfonso Arana, Alfonso Rodriguez-Arana and Clement Danish.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, HUMBL has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: July 20, 2023	HUMBL, Inc.

	By:	/s/ Brian Foote
Brian Foote
President and CEO